Exhibit 99.1

Contact:	Gary Thompson – Media Harrah’s Entertainment, Inc. (702) 407-6529	Jonathan Halkyard – Investors Harrah’s Entertainment, Inc. (702) 407-6080

Harrah’s Entertainment Announces Private Exchange and Tender Offers for Harrah’s

Operating Company Debt Securities

LAS VEGAS – March 4, 2009

Harrah’s Entertainment, Inc. (“Harrah’s”) announced today that its direct, wholly owned subsidiary, Harrah’s Operating Company, Inc. (“HOC”), is commencing private exchange offers (the “Exchange Offers”) to exchange up to $2.8 billion aggregate principal amount (subject to change, the “Maximum Exchange Amount”) of new 10.00% Second-Priority Senior Secured Notes due 2018 (the “New Second Lien Notes”), for its outstanding debt securities listed below (collectively, the “Old Notes”).

CUSIP/ISIN	Old Notes	Acceptance Priority Level
413627AQ3 / US413627AQ32	5.50% Senior Notes due 2010	1

700690AQ3 / US700690AQ34	7.875% Senior Subordinated Notes due 2010	1

413627AH3 / US413627AH33	8.0% Senior Notes due 2011	1

700690AL4 / US700690AL47 700690AK6 / US700690AK63	8.125% Senior Subordinated Notes due 2011	1

413627AN0 / US413627AN01	5.375% Senior Notes due 2013	1

413627AU4 / US413627AU44	5.625% Senior Notes due 2015	2

413627AX8 / US413627AX82	6.5% Senior Notes due 2016	2

413627AW0 / US413627AW00	5.75% Senior Notes due 2017	2

413627 BF6 / US413627BF67	10.75%/11.5% Senior Toggle Notes due 2018	3

413627AY6 / US413627AY65 413627 BE9 / US413627BE92	10.75% Senior Notes due 2016	3

The New Second Lien Notes will also be guaranteed by Harrah’s and will be secured on a second-priority lien basis by substantially all of the assets of HOC and the assets of HOC’s wholly-owned domestic subsidiaries that have pledged their assets to secure HOC’s obligations under its senior secured credit facilities to the extent such assets secure obligations under such senior secured credit facilities. The New Second Lien Notes will not, however, be secured by liens on the capital stock of HOC or any of its subsidiaries. Should HOC receive the requisite consents from holders of Old Notes listed above as having an Acceptance Priority Level of 1 and 2 under the consent solicitation described further below, the New Second Lien Notes will be guaranteed by all of HOC’s subsidiaries that pledge their assets to secure the New Second Lien Notes.

The purpose of the Exchange Offers is to reduce the outstanding principal amount of debt of HOC and to extend the weighted average maturity of HOC’s outstanding indebtedness.

In addition to the Exchange Offers, holders of Old Notes listed above as having an Acceptance Priority Level of 2 (collectively, the “Priority 2 Notes”) that participate in the Exchange Offers may elect to receive cash for their Priority 2 Notes pursuant to a cash tender offer by Harrah’s BC, Inc. (“HBC”), a wholly owned subsidiary of Harrah’s that is side-by-side with HOC (the “HBC Tender Offers”). Only holders of Priority 2 Notes participating in the Exchange Offers may participate in the HBC Tender Offers. Participation in the HBC Tender Offers is optional. Accordingly, holders of Priority 2 Notes may participate in the Exchange Offers without participating in the HBC Tender Offers. HBC will not pay more than $150 million in the aggregate to participants in the HBC Tender Offers. Priority 2 Notes acquired by HBC in the HBC Tender Offers will remain outstanding. To the extent that $150 million is insufficient to pay all participating holders of Priority 2 Notes electing to receive cash, such holders will receive a pro rata portion of the cash tender consideration, and any remaining consideration will be paid with New Second Lien Notes pursuant to the Exchange Offers, subject to the Acceptance Priority 2 Cap described below. The terms of the Exchange Offers and HBC Tender Offers are described more fully in the confidential offering memorandum (the “Offering Memorandum”) prepared in connection with the Exchange Offers.

In connection with the Exchange Offers and the HBC Tender Offers, HOC is soliciting consents (“Consents”) from holders of the Old Notes to certain proposed amendments, which would eliminate or waive substantially all of the restrictive covenants contained in the indentures and the Old Notes themselves, eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions, including, in some cases, certain provisions relating to defeasance, contained in the indentures and the Old Notes. Holders who tender Old Notes pursuant to the Exchange Offers and the HBC Tender Offers are not obligated to deliver Consents in order for their Old Notes to be accepted in the Exchange Offers or the HBC Tender Offers. In addition, holders may deliver Consents with respect to their Old Notes without also tendering such Old Notes. No consideration will be paid for delivery of a Consent.

Subject to the limitations described in the Offering Memorandum and to proration (if necessary), Old Notes properly tendered (and not withdrawn) will be accepted in order of the Acceptance Priority Levels indicated in the table above, with Level 1 being the highest priority level. The aggregate principal amount of Old Notes with an Acceptance Priority Level of 2 that are validly tendered (and not withdrawn) and accepted in the Exchange Offers will not exceed $625 million less any amount necessary to take into account any consideration paid to holders of Priority 2 Notes in the Retail Cash Tender Offers described below (the “Acceptance Priority 2 Cap”). In addition, the aggregate principal amount of New Second Lien Notes issued in the Exchange Offers will not exceed the Maximum Exchange Amount. Concurrently with the Exchange Offers, HOC intends to offer New Second Lien Notes to lenders of HOC’s senior unsecured PIK toggle interim loans and senior unsecured cash pay interim loans upon the same pricing terms as are offered to the holders of Old Notes having an Acceptance Priority Level of 3 (collectively, the “Priority 3 Notes”). For purposes of determining whether the Maximum Exchange Amount has been exceeded, interim loans surrendered in the interim loans exchange offer will be taken into account, and such interim loans and tendered Priority 3 Notes will be accepted on a pro rata basis. The Maximum Exchange Amount will not apply to the Exchange Offers if HOC receives the requisite consent from holders of Priority 3 Notes.

Holders who validly tender their Old Notes on or prior to 5:00 p.m., New York City time, on March 18, 2009 (the “Early Tender Date”) and whose Old Notes are accepted by HOC in the Exchange Offers will receive an early participation consideration of $30.00 in principal amount of New Second Lien Notes per $1,000 principal amount of Old Notes.

The Exchange Offers and the HBC Tender Offers are not conditioned on a minimum principal amount of Old Notes being tendered or the issuance of a minimum principal amount of New Second Lien Notes. However, the Exchange Offers and the HBC Tender Offers are subject to certain other conditions, as more fully described in the Offering Memorandum. In addition, HOC has the right to terminate or withdraw any of the Exchange Offers, and HBC has the right to terminate or withdraw any of the HBC Tender Offers, at any time and for any reason, including if any of the conditions described in the Offering Memorandum are not satisfied.

Each of the Exchange Offers and the HBC Tender Offers will expire at midnight, New York City time, on April 1, 2009, unless any of them is extended (such time and date, as the same may be extended, the “Expiration Date”).

Tenders may be withdrawn prior to 5:00 p.m., New York City time, on March 18, 2009 unless extended by HOC and HBC (such time and date, as the same may be extended, the “Withdrawal Deadline”). Holders may withdraw tendered Old Notes, at any time prior to the Withdrawal Deadline but holders may not withdraw tendered Old Notes, on or thereafter.

The New Second Lien Notes will accrue interest from and including the settlement date. Holders who exchange Old Notes that pay cash interest for New Second Lien Notes will receive accrued and unpaid interest to, but not including, the settlement date. Accrued paid-in-kind interest on HOC’s 10.75%/11.5% Senior Toggle Notes due 2018 will not be included in determining the principal amount of any such Old Notes tendered in the Exchange Offers, but was factored into the calculation of the exchange ratio for such Old Notes.

The New Second Lien Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Exchange Offers and the HBC Tender Offers are being made only to qualified institutional buyers and accredited investors and to certain non-U.S. investors located outside the United States. The Exchange Offers are made only by, and pursuant to, the terms set forth in the Offering Memorandum, and the information in this press release is qualified by reference to the Offering Memorandum and the accompanying letter of transmittal. Subject to applicable law, HOC may amend, extend or terminate the Exchange Offers.

Harrah’s has been informed that, concurrently with the Exchange Offers and the HBC Tender Offers, Hamlet Tender, LLC and Hamlet FW LLC and/or one or more investment vehicles formed or to be formed by affiliates of Apollo Global Management, LLC, TPG Capital, L.P. and certain other co-investors (collectively, the “Investors”) are launching a $250 million cash tender offer (the “Second Lien Tender Offers”) for HOC’s 10% Second-Priority Senior Secured Notes due 2015 and 10% Second-Priority Senior Secured Notes due 2018. Harrah’s has been informed that the Investors intend to amend the Second Lien Tender Offers to include an offer to the holders of New Second Lien Notes immediately upon settlement of the Exchange Offers and HBC Tender Offers. The Investors have reserved the right, but are not obligated to, increase the amount of the Second Lien Tender Offers.

Concurrently with the Exchange Offers and the HBC Tender Offers, HOC is making cash tender offers to all holders of Old Notes that are not eligible to participate in the Exchange Offers (the “Retail Notes”) as of the date hereof (the “Retail Cash Tender Offers”). The purpose of the Retail Cash Tender Offers is to acquire the outstanding Retail Notes held by such holders who are ineligible to participate in the Exchange Offers that can be purchased for an aggregate of $50 million. The terms of the Retail Cash Tender Offers are described more fully in the offer to purchase (the “Offer to Purchase”) prepared in connection with the Retail Cash Tender Offers. We do not expect the amount of cash to be paid in connection with the Retail Cash Tender Offers to be material.

The Retail Cash Tender Offers are being made only to those beneficial owners of the Retail Notes as of the commencement of the Retail Cash Tender Offers who are not qualified institutional buyers or accredited investors and who are otherwise ineligible to participate in the Exchange Offers in reliance upon Regulation S under the Securities Act of 1933, as amended, as a non-U.S. person. The Retail Cash Tender Offers are made only by, and pursuant to, the terms set forth in the Offer to Purchase, and the information in this press release is qualified by reference to the Offer to Purchase and the accompanying letter of transmittal. Subject to applicable law, HOC may amend, extend or terminate the Retail Cash Tender Offers.

Documents relating to the Exchange Offers and the HBC Tender Offers will only be distributed to holders who complete and return a letter of eligibility confirming that they are within the category of eligible investors for the Exchange Offers and the HBC Tender Offers. Documents relating to the Retail Cash Tender Offers will only be distributed to holders who complete and return a letter of eligibility confirming that they are within the category of eligible investors for the Retail Cash Tender Offers. Noteholders who desire a copy of either eligibility letter should contact Global Bondholder Service Corporation, the information agent for the offers, at (866) 736-2200 (Toll-Free) or (212) 925-1630 (Collect).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Harrah’s Entertainment

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada, more than 70 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions, and now operates casinos on four continents. The company’s properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names; Harrah’s also owns the London Clubs International family of casinos and the World Series of Poker®. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. For more information, please visit www.harrahs.com.

This release includes “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the impact of the company’s significant indebtedness; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost effectively integrate acquisition into our operations; changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; the potential difficulties in employee retention as a result of the sale of the company to affiliates of TPG Capital and Apollo Management; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.